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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration
Statement of Cox Communications, Inc. on Form S-3 of our report dated February 2, 1999 on the consolidated financial statements of Cox Communications PCS, L.P. and subsidiaries for each of the three years in the period ended December 31, 1998, appearing in the Annual Report on Form 10-K of Cox Communications, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                             Deloitte & Touche LLP

Kansas City, Missouri
July 9, 1999